UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2012

Penson Worldwide, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32878	75-2896356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-765-1100

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on March 14, 2012 for the sole purpose to (i) check the box on the cover page of the Form 8-K for pre-commencement communication pursuant to Rule 13e-14(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) include the appropriate legend pursuant to Rule 13e-14(c) of the Exchange Act. Except for the foregoing, this Form 8-K/A does not amend the Form 8-K in any way and does not modify or update any disclosures contained in the Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

1. Restructuring Support Agreement

Penson Worldwide, Inc. (the “Company”) announced that it and certain of its wholly owned subsidiaries have entered into a Restructuring Support Agreement, dated March 13, 2012 (the “Restructuring Support Agreement”), with certain holders of a majority of the outstanding indebtedness of the Company pursuant to which such holders have agreed to support the restructuring of an aggregate of $280,578,000 of outstanding indebtedness as of such date (the “Restructuring”), subject to certain terms, conditions and termination events. The Company entered into the Restructuring Support Agreement with (i) the holders of more than 50% of its 12.5% senior second lien secured notes due 2017 (the “Senior Secured Notes”), (ii) the holders of more than 70% of its unsecured 8% senior convertible notes due 2014 (the “Convertible Notes”) and (iii) Broadridge Financial Solutions, Inc. (“Broadridge”), as the holder of a subordinated unsecured note of the Company due June 25, 2015 (the “Broadridge Seller Note”) in the original principal amount outstanding of $20,578,000 (such holders collectively, the “Exchanging Holders” and each such holder a “Noteholder”).

Under the Restructuring Support Agreement the Company and the Exchanging Holders have outlined a term sheet for a restructuring of the Company’s long-term debt obligations. Among other things, the term sheet calls for the Company to offer to exchange:

(i) The existing $200.0 million of outstanding Senior Secured Notes for a combination of (A) $100.0 million in aggregate principal amount of 12.5% first lien senior secured notes (payable in kind) (the “New Senior Secured Notes”) and (B) $100.0 million aggregate liquidation preference of newly issued Series A preferred stock (the “Series A Senior Preferred Stock”). The New Senior Secured Notes will mature on April 1, 2017. The Series A Senior Preferred Stock will have a 12.5% cumulative dividend accruing semi-annually (payable in kind) and a senior liquidation preference, due for redemption on the fifth anniversary of the consummation of the exchange offer. The Series A Senior Preferred Stock shall not be convertible into shares of the Company’s common stock.

(ii) The existing $60.0 million of outstanding Convertible Notes for a combination of (A) $5.0 million in aggregate principal amount of New Senior Secured Notes, (B) $20.0 million aggregate liquidation preference of Series A Senior Preferred Stock, (C) $35.0 million aggregate liquidation preference of newly issued Series B preferred stock (the “Series B Preferred Stock”) and (D) newly issued shares of common stock of the Company which will represent 51.6% of the outstanding shares of common stock of the Company upon consummation of the Restructuring. The Series B Preferred Stock will have a 12.5% cumulative dividend accruing semi-annually (payable in kind) and a perpetual junior liquidating preference to the Series A Senior Preferred Stock. The Series B Preferred Stock shall not be convertible into shares of the Company’s common stock.

(iii) The existing Broadridge Seller Note for newly issued shares of common stock of the Company which will represent 9.9% of the outstanding shares of common stock of the Company upon consummation of the Restructuring.

In addition, the Company and Broadridge have agreed to modify, as applicable, certain agreements relating to Broadridge as set forth on Exhibit A to the Summary of Initial Principal Terms governing the Restructuring (the “Term Sheet”) which is attached as Exhibit A to the Restructuring Support Agreement.

Following completion of the Restructuring, the Company will have seven authorized directors. Until the Series A Senior Preferred Stock has been redeemed in full, (i) holders of the Series A Senior Preferred Stock will be entitled to elect up to four directors, (ii) holders of the Series B Preferred Stock will be entitled to elect one director and (iii) holders of common stock will be entitled to elect two directors, voting together with the Series A Senior Preferred Stock, which preferred stock will control such vote, with one such director being the Company’s Chief Executive Officer. After the Series A Senior Preferred Stock has been redeemed in full, then, until the Series B Preferred Stock has been redeemed in full, holders of the Series B Preferred Stock will be entitled to elect up to four directors and holders of common stock will be entitled to elect three directors. Upon commencement of the exchange offer, an interim management firm will be engaged by the Company to assist the Company in improving its operations.

Under the Restructuring Support Agreement, the Exchanging Holders have agreed in principle to support the Restructuring on terms consistent with the Term Sheet, subject to the satisfaction of various terms, conditions and termination events. Among other things, the Restructuring is subject to the following:

•	The negotiation and execution of mutually acceptable definitive agreements covering the terms of the Restructuring;

•	The acceptance of the terms of the Restructuring by the holders of at least 95% of the Senior Secured Notes and at least 95% of the Convertible Notes;

•	Making all appropriate filings with, and receipt of applicable approvals from, FINRA;

•	Receipt of requisite waivers and approvals from NASDAQ in connection with the consummation of the Restructuring; and

•	The approval of applicable governmental and regulatory authorities.

A copy of the form of Restructuring Support Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the information in the Restructuring Support Agreement is incorporated into this Item 1.01 by reference.

On March 13, 2012 the Company issued a press release announcing the terms of the Restructuring Support Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and shall be deemed to be “furnished” and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended. The press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The New Senior Secured Notes, the Series A Senior Preferred Stock, the Series B Preferred Stock, the common stock and the exchange offer have not been registered under the Securities Act of 1933, or any applicable state securities laws and may not be offered, sold or exchanged in the United States, absent registration or an applicable exemption from such registration requirements.

2. Compensation Letter

See Item 5.02 below.

Item 2.02. Results of Financial Operations.

The Company issued a press release on March 13, 2012 reflecting earnings information for the quarter and year ended December 31, 2011 and issued a presentation in connection with the Company’s earnings call.

Pursuant to General Instruction B.2 of Form 8-K, all of the information contained in Item 2.02 of this Form 8-K and the accompanying exhibit shall be deemed to be “furnished” and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2012, the Company announced that Mr. Michael Chochon had been appointed Executive Vice President of the Company and its principal operating subsidiary, Penson Financial Services, Inc. Once the Company’s financial reporting for the 2011 fiscal year is complete, Mr. Chochon will assume the role of Chief Financial Officer of the Company and of Penson Financial Services, Inc. Mr. Chochon’s compensation letter provides that he is entitled to a base salary of $300,000, with a guaranteed bonus of $100,000 after completion of his first year of service. The compensation letter provides that Mr. Chochon will receive six months’ salary in the event he is terminated by the Company other than for cause. The amendment does not guarantee employment for Mr. Chochon for any period of time.

On March 13, 2012, the Company announced the retirement, effective March 31, 2012, of Mr. Kevin W. McAleer, Executive Vice President & Chief Financial Officer of the Company. Under the terms of Mr. McAleer’s separation, subject to the execution of a release and continued compliance with his other obligations to be included in a separation agreement, the Company has agreed to provide Mr. McAleer with certain pay and benefits, including cash payments in an amount equal to $310,000 less applicable withholding taxes. Mr. McAleer’s resignation was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restructuring Support Agreement, dated March 13, 2012 between the Company and certain of its subsidiaries and the Noteholders listed therein.

99.1	Press release, dated March 13, 2012.

Additional Information

The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of Penson Worldwide Inc. or its subsidiaries (the “Company”). The solicitation of offers to purchase any securities of the Company will only be made pursuant to the tender offer statement, including an offer to purchase and other related materials (the “Tender Offer Documents”), that the Company intends to file with the Securities and Exchange Commission. HOLDERS OF SECURITIES OF THE COMPANY ARE URGED TO READ THE TENDER OFFER DOCUMENTS WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT

INFORMATION ON THE TENDER OFFER, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Holders of securities of the Company will be able to obtain these documents as they become available free of charge at the SEC’s website at www.sec.gov, or at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room. In addition, holders of securities of the Company may also request copies of the Tender Offer Documents and other filed documents free of charge by contacting Penson Worldwide, Inc., 1700 Pacific Avenue, Suite 1400, Dallas, Texas 75201, (214) 765-1100.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.

Date: March 20, 2012	By:	/s/ Roger J. Engemoen, Jr
Name: Roger J. Engemoen, Jr
Title: Chairman

Exhibit Index

Exhibit No.	Description

10.1	Form of Restructuring Support Agreement, dated March 13, 2012 between the Company and certain of its subsidiaries and the Noteholders listed therein.

99.1	Press release, dated March 13, 2012.